UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 24, 2026

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURES		4

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2026, Sohail U. Ahmed and Michael R. Cannon each notified the Board of Directors (the “Board”) of Lam Research Corporation (the “Company”) of their respective decisions to retire from the Board, effective November 2, 2026. The size of the Board will be reduced from 12 to 10 directors effective upon the retirement of Messrs. Ahmed and Cannon.

The Board and the Company’s management express their sincere appreciation to Messrs. Ahmed and Cannon for their dedicated service and many significant contributions to the Company.

Mr. Ahmed served on the Board for approximately seven years, including two years on the audit committee, two years on the compensation and human resources committee, and two years on the innovation and technology committee.

Mr. Cannon served on the Board for approximately 16 years, including 12 years on the audit committee, four years on the compensation and human resources committee, and 15 years on the nominating and governance committee, including seven years as chair of the nominating and governance committee.

On behalf of the entire Company, the Board and the Company’s management would like to thank them for their guidance and support and wish them well in their next endeavors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 27, 2026	LAM RESEARCH CORPORATION
(Registrant)

/s/ Ava A. Harter
Ava A. Harter
Senior Vice President, Chief Legal Officer